UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2026

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas 76022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Legacy Housing Corporation (the “Company”)

October 28, 2026

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on October 28, 2026. The Company had 23,783,038 shares of common stock outstanding on September 8, 2026, the record date for the Annual Meeting. At the Annual Meeting, holders of 17,010,896 shares of the Company’s common stock were present virtually or represented by proxy. The Annual Meeting was held virtually, solely by means of remote communication.

The final, certified voting results for each proposal presented at the Annual Meeting are set out below. Each of these proposals is described in detail in the Company’s Proxy Statement.

Proposal 1: The Company’s stockholders elected the four nominees listed in its Proxy Statement to serve on its Board of Directors for a term of one year or until their successors are elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Kenneth E. Shipley	16,336,381	125,232	4	549,279
Brian J. Ferguson	11,163,286	5,261,049	37,282	549,279
Skyler M. Howton	15,609,239	850,747	1,631	549,279
Jeffrey K. Stouder	11,497,289	4,927,046	37,282	549,279

Proposal 2: The Company’s stockholders ratified the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes
16,940,401	70,299	196	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: October 30, 2026	By:	/s/ Jon Langbert
	Name:	Jon Langbert
	Title:	Chief Financial Officer